Exhibit 99.1

Spherix Announces Ownership Interest in Electric Scooter Business

The Next Generation of Human Transportation Meets Innovation in Ownership

NEW YORK, Nov. 26, 2018 /PRNewswire/ -- Spherix Incorporated (Nasdaq: SPEX) today announced it has secured an ownership interest in Mellow Scooters, LLC, a leading-edge company that enables anyone to own and operate a personal fleet of electric scooters and dockless bicycles to generate revenue.

Mellow’s unique system allows entrepreneurs both small and large scale to operate a local business leveraging Mellow’s proprietary software. From renting out an unused road bike, to running a fleet of hundreds of electric scooters, Mellow provides a flexible entry for anyone interested in the growing shared vehicles space. The Mellow website, www.ridemellow.com, explains the concept of the system through its Mellow Owner and Rider walkthrough guides.

“We believe in empowering citizens, small businesses, and cities to localize operation of shared vehicles and keep the generated revenue for schools, infrastructure and the betterment of their own shared spaces. We have closely studied this fast-growing area of human transportation and believe we have identified a tremendous opportunity to change who can participate in this developing space.  The core of Mellow’s business, enabling local economies to keep revenue generated through transit, is an equitable approach designed to provide a safer, more stable environment. Instead of giving a distant business control of a city’s transit, cities and small businesses can elect to run their own Mellow operation and harness revenue from last mile transit. The current state of private companies taking advantage of city resources (i.e. sidewalk space, emergency dispatch teams, transit revenue) appears to be unfair and potentially unsustainable in the long term,” stated Chris Hoyle, CEO of Mellow.

Anthony Hayes, CEO of Spherix commented, “Leading up to our acquisition of CBM BioPharma, Spherix had been incubating Mellow and we are proud of its advancements.  Mellow is uniquely positioned to take advantage of a gap in the rapidly growing electric scooter and bike sharing business and we are proud to now own twenty five percent (25%) of Mellow.  Chris Hoyle is an exceptional, bright entrepreneur and we are excited to support his vision. Our ownership interest in Mellow gives our shareholders the potential opportunity to participate in the electronic scooter and bike sharing industry, while Spherix continues its commitment to the acquisition of CBM and the advancement of its important cancer fighting drugs.”

Additional information about the investment will be available in the Form 8-K, filed by Spherix with the Securities and Exchange Commission.

About Spherix

Spherix is committed to advancing innovation and technology by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. In addition to patent monetization efforts, Spherix has been transitioning to focus our efforts as a technology development company.  These efforts have focused on biotechnology research and blockchain technology research.  The Company’s biotechnology research development includes investments in Hoth Therapeutics Inc. and the proposed merger with CBM BioPharma, Inc. (“CBM”).  In the field of blockchain research, Spherix has invested in DatChat and The Bit Daily.  DatChat is a privately held personal privacy platform, focused on Encrypted Communication, Internet Security and Digital Rights Management.  The Bit Daily (www.thebitdaily.com) is a daily newsletter that summarizes the current blockchain and cryptocurrency news.

About Mellow Scooters, LLC

Mellow is a leading edge company that allows anyone to own and operate their personal fleet of dockless bicycles and electric scooters to generate revenue. For more information, go to www.ridemellow.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR Brett Maas, Managing Partner Phone: (646) 536-7331 Email: brett@haydenir.com www.haydenir.com

Spherix:	Phone: 212-745-1373 Email: investorrelations@spherix.com www.spherix.com